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NEWS RELEASE                                                      [LOGO OF BD]


Contact:
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Colleen White, Corporate Communications - 201-847-5369
Patricia A. Spinella, Investor Relations - 201-847-5453

                       BD ANNOUNCES PLAN TO SELL CLONTECH

Franklin Lakes, NJ (October 4, 2004) - BD (Becton, Dickinson and Company) (NYSE:
BDX) today announced that its Board of Directors had approved a plan to sell the Company's Clontech operation, a unit of BD Biosciences.

"The plan to sell Clontech is a result of BD Biosciences' decision to focus its strategy on cell analysis, discovery labware and its new platforms of imaging and in vitro drug metabolism/toxicity testing," stated Edward J. Ludwig, Chairman, President and Chief Executive Officer. "This also allows us to direct our resources toward higher-growth opportunities in the pharmaceutical drug discovery arena."

Goldman Sachs and Company is acting as BD's financial advisor in connection with the planned sale. BD estimates that it will record a pre-tax charge in its fiscal fourth quarter of approximately $125 million ($115 million after taxes), or approximately $0.44 per share, in connection with the planned sale. The charge, other than for certain immaterial cash costs, relates to the write-down of the business' assets (primarily intangible assets) to fair value. The Company estimates that the contributions to fiscal 2004 results represented by Clontech will be approximately $60 million in revenues and approximately $0.01 in earnings per share (not including the aforementioned write-down of assets). The Company estimates that Clontech's fiscal 2005 financial results would have been comparable to fiscal 2004 results. BD will report its fiscal 2004 consolidated results on Thursday, November 4, 2004.

BD is a medical technology company that serves healthcare institutions, life science researchers, clinical laboratories, industry and the general public. BD manufactures and sells a broad range of medical supplies, devices, laboratory equipment and diagnostic products.

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This press release contains certain forward-looking statements (as defined under
Federal securities laws) regarding BD's performance, including future revenues, products and income, or events or developments that BD expects to occur or anticipates occurring in the future. All such statements are based upon current expectations of BD and involve a number of business risks and uncertainties. Actual results could vary materially from anticipated results described, implied or projected in any forward-looking statement. With respect to statements regarding the charge BD expects to record in the fourth quarter of fiscal 2004, factors that could cause actual results to vary materially from any




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forward-looking statement include, but are not limited to: BD's ability to successfully complete the proposed divestiture within the expected timeframe; and the structure of any transaction involving a divestiture of Clontech and the purchase price and other terms relating thereto. With respect to other forward-looking statements contained herein, factors that could cause actual results to vary materially from any forward-looking statement include, but are not limited to: competitive factors; pricing and market share pressures; changes in interest or foreign currency exchange rates; difficulties inherent in product development and delays in product introductions; changes in regional, national or foreign economic conditions; increases in energy costs; fluctuations in costs and availability of raw materials and in BD's ability to maintain favorable supplier arrangements and relationships; and changes in healthcare or other governmental regulation; issuance of new or revised accounting standards, as well as other factors discussed in this press release and in BD's filings with the Securities and Exchange Commission. We do not intend to update any forward-looking statements to reflect events or circumstances after the date hereof except as required by applicable laws or regulations.